SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)       December 6, 2007
MILESTONE SCIENTIFIC INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26284	13-3545623

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07034

(Address of principal executive office) (Zip Code)
Registrant’s telephone number, including area code       (973) 535-2717
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) On December 6, 2007, Leonard Osser resigned from his position as Chief Executive Officer of Milestone Scientific Inc. (the “Company”), effective January 1, 2008. Mr. Osser will, however, continue his position as Chairman of the Company.
(c) On December 6, 2007, the Board appointed Joe W. Martin as Chief Executive Officer to replace Leonard Osser, effective January 1, 2008. Since May 2007, Mr. Martin has served as Chief Executive Officer of Milestone Medical. Prior to joining the Company, Mr. Martin served as President of the Diabetes Care Division (DCD) at Bayer HealthCare. He also served as a member of the Bayer HealthCare Executive Committee. From 1992 through 2004, Mr. Martin rose through the ranks at Bayer in managerial posts that included Senior Vice President and General Manager, Self-Testing Business Segment at Bayer AG — Diagnostics Division; Senior Vice President and General Manager, Point of Care Business Segment; Country Manager — United Kingdom and Ireland; and Vice President, Marketing - Immunodiagnostic Business Unit. From 1980 through 1992, Mr. Martin held various sales, marketing and general management roles of increasing responsibility, both domestically and internationally, at Abbott Laboratories — Diagnostic Division. A graduate of the University of Houston, where he earned a Bachelors of Business Administration degree in Marketing and Accounting, Mr. Martin is the Past President of the Biomedical Marketing Association and served on the Board of Directors of Life Treatment Centers in South Bend, Indiana for the past six years.
     Pursuant to his appointment as Chief Executive Officer of Milestone Medical, Mr. Martin entered into an Employment Agreement (the “Agreement”) with the Company. On December 6, 2007, the Board approved the extension of the Agreement. Under the Agreement, Mr. Martin shall be entitled to annual compensation consisting of a cash component and stock component. The cash component shall consist of $300,000 per annum, less the amount, if any, up to $150,000 per year as Mr. Martin by written notice decides to take in stock for periods subsequent to such notice. The stock component shall consist of a stock allotment at the end of each calendar year during his employment, consisting of such number of shares as determined pursuant to the Agreement. Mr. Martin shall also be entitled to a bonus of up to $400,000 based on the Company’s achieving certain threshold operating targets established by the Board for each fiscal year, which bonus may include cash, stock and options to purchase stock. Mr. Martin shall also be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in his performance as Chief Executive Officer, in addition to other general employee benefits. The term of the Agreement shall end on December 31, 2012, unless earlier terminated pursuant to the Agreement.
(d) On December 6, 2007, the Board elected Joe W. Martin to the Board of Directors, effective January 1, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.
By:	/s/ Leonard Osser
Leonard Osser
Chairman and Chief Executive Officer

Dated: December 10, 2007

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